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As filed with the Securities and Exchange Commission on December 21, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Amylin Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	33-0266089 (I.R.S. Employer Identification No.)

9360 Towne Centre Drive, Suite 110
San Diego, California 92121
(Address of principal executive offices)

Amylin Pharmaceuticals, Inc. 401(k) Plan
(Full title of the plan)

Ginger L. Graham
President and Chief Executive Officer
Amylin Pharmaceuticals, Inc.
9360 Towne Centre Drive, Suite 110
San Diego, California 92121
Telephone: (858) 552-2200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lloyd A. Rowland, Esq. Vice President, Legal, Secretary and General Counsel Amylin Pharmaceuticals, Inc. 9360 Towne Centre Drive, Suite 110 San Diego, California 92121 Telephone: (858) 552-2200	Thomas A. Coll, Esq. Cooley Godward LLP 4401 Eastgate Mall San Diego, California 92121 Telephone: (858) 550-6000 Fax: (858) 550-6420

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, par value $0.001 per share, including related rights to purchase Series A Junior Participating Preferred Stock(1)(3)	500,000 shares	$22.22	$11,110,000	$1,307.65

(1)
This Registration Statement shall cover 500,000 shares of common stock available for issuance under the Amylin Pharmaceuticals, Inc. 401(k) Plan, or the Plan.

(2)
This Registration Statement shall also cover any additional shares of common stock which will become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding common stock.

(3)
The offering price per share and aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant's common stock on December 14, 2004, as reported on The Nasdaq National Market.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The following documents filed by us with the Securities and Exchange Commission, or the SEC, are incorporated by reference herein:

        (a)   Our Annual Report on Form 10-K for our fiscal year ended December 31, 2003, which was filed on March 12, 2004, including information incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A for our 2004 Annual Meeting of Stockholders, which was filed on April 13, 2004;

        (b)   The amendment to our Annual Report on Form 10-K for our fiscal year ended December 31, 2003, which was filed on July 15, 2004;

        (c)   Our Quarterly Reports on Form 10-Q for our fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, which were filed on May 10, 2004, August 6, 2004 and November 8, 2004, respectively;

        (d)   The amendments to our Quarterly Reports on Form 10-Q for our fiscal quarters ended June 30, 2003 and September 30, 2003, which were both filed on February 9, 2004;

        (e)   Our Current Reports on Form 8-K filed on December 22, 2003, February 24, 2004, March 31, 2004, April 1, 2004, April 6, 2004, April 28, 2004, May 21, 2004, June 8, 2004, June 30, 2004, July 23, 2004, August 5, 2004, September 1, 2004, September 20, 2004, October 13, 2004 and November 2, 2004; and

        (f)    The description of our common stock set forth in our registration statement on Form 8-A, which was filed on November 27, 1991, including any amendments or reports filed for the purpose of updating this information.

        All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all shares offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Item 4.    Description of Securities.

        Not Applicable.

Item 5.    Interest of Named Experts and Counsel.

        None.

Item 6.    Indemnification of Directors and Officers.

        As permitted by Delaware law, our amended and restated certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

  •
  for any breach of the duty of loyalty to us or our stockholders;

  •
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  •
  for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or

  •
  for any transaction from which the director derived an improper personal benefit.

        Our amended and restated certificate of incorporation further provides that we must indemnify our directors to the fullest extent permitted by Delaware law. In addition, our amended and restated bylaws provide that:

  •
  we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to limited exceptions;

  •
  we may indemnify our other employees and agents to the extent that we indemnify our officers and directors, unless otherwise prohibited by law, our amended and restated certificate of incorporation, our amended and restated bylaws or agreements;

  •
  we are required to advance expenses to our directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified; and

  •
  the rights conferred in the amended and restated bylaws are not exclusive.

        We have entered into indemnification agreements with each of our directors and certain officers. These agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted by Delaware law, including indemnification for expenses such as attorneys' fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, including any action by or in the right of us, arising out of the person's services as a director or officer of us, any subsidiary of us or any other company or enterprise to which the person provides services at our request. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.    Exemption from Registration Claimed.

        Not Applicable.

Item 8.    Exhibits.

Exhibit Number
4.1	Amended and Restated Certificate of Incorporation (filed as an exhibit to our registration statement on Form S-1 (File No. 33-44195) or amendments thereto, and incorporated herein by reference)
4.2	Second Amended and Restated Bylaws (filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001,and incorporated herein by reference)
4.3
Certificate of Amendment of Amended and Restated Certificate of Incorporation (filed as an exhibit to our Quarterly Report onForm 10-Q for the quarter ended September 30, 2001, and incorporated herein by reference)
4.4	Certificate of Designation of Series A Junior Participating Preferred Stock (filed as an exhibit to our Current Report on Form 8-K filed on June 18, 2002 and incorporated herein by reference)

4.5	Specimen Common Stock Certificate (filed as an exhibit to our registration statement on Form S-1 (File No. 33-44195) or amendments thereto, and incorporated herein by reference)
4.6
Rights Agreement, dated as of June 17, 2002, between the Registrant and American Stock Transfer & Trust Company (filed as an exhibit to our Current Report on Form 8-K filed on June 18, 2002, and incorporated herein by reference)
4.7
First Amendment to Rights Agreement dated December 13, 2002, between the Registrant and American Stock Transfer & Trust Company (filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and incorporated herein by reference)
4.8	Form of Rights Certificate (filed as an exhibit to our Current Report on Form 8-K filed on June 18, 2002, and incorporated herein by reference)
5.1	Opinion of Cooley Godward LLP
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Cooley Godward LLP (see Exhibit 5.1)
24.1	Power of Attorney (contained on signature page)

Item 9.    Undertakings.

        The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        Provided, however, that paragraphs (i) and (ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on December 21, 2004.

AMYLIN PHARMACEUTICALS, INC.
By:	/s/ GINGER L. GRAHAM Ginger L. Graham President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ginger L. Graham, Mark G. Foletta and Lloyd A. Rowland, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ GINGER L. GRAHAM Ginger L. Graham	President, Chief Executive Officer and Director (Principal Executive Officer)	December 21, 2004
/s/ MARK G. FOLETTA Mark G. Foletta	Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	December 21, 2004
/s/ JOSEPH C. COOK, JR. Joseph C. Cook, Jr.	Chairman of the Board	December 21, 2004
/s/ VAUGHN D. BRYSON Vaughn D. Bryson	Director	December 21, 2004
/s/ HOWARD E. GREENE, JR. Howard E. Greene, Jr.	Director	December 21, 2004
/s/ TERRANCE H. GREGG Terrance H. Gregg	Director	December 21, 2004
/s/ JAY S. SKYLER, M.D. Jay S. Skyler, M.D.	Director	December 21, 2004
/s/ JOSEPH P. SULLIVAN Joseph P. Sullivan	Director	December 21, 2004

/s/ THOMAS R. TESTMAN Thomas R. Testman	Director	December 21, 2004
/s/ JAMES N. WILSON James N. Wilson	Director	December 21, 2004

EXHIBIT INDEX

Exhibit Number
4.1	Amended and Restated Certificate of Incorporation (filed as an exhibit to our registration statement on Form S-1 (File No. 33-44195) or amendments thereto, and incorporated herein by reference)
4.2	Second Amended and Restated Bylaws (filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, and incorporated herein by reference)
4.3
Certificate of Amendment of Amended and Restated Certificate of Incorporation (filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, and incorporated herein by reference)
4.4	Certificate of Designation of Series A Junior Participating Preferred Stock (filed as an exhibit to our Current Report on Form 8-K filed on June 18, 2002 and incorporated herein by reference)
4.5	Specimen Common Stock Certificate (filed as an exhibit to our registration statement on Form S-1 (File No. 33-44195) or amendments thereto, and incorporated herein by reference)
4.6
Rights Agreement, dated as of June 17, 2002, between the Registrant and American Stock Transfer & Trust Company (filed as an exhibit to our Current Report on Form 8-K filed on June 18, 2002, and incorporated herein by reference)
4.7
First Amendment to Rights Agreement dated December 13, 2002, between the Registrant and American Stock Transfer & Trust Company (filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and incorporated herein by reference)
4.8	Form of Rights Certificate (filed as an exhibit to our Current Report on Form 8-K filed on June 18, 2002, and incorporated herein by reference)
5.1	Opinion of Cooley Godward LLP
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Cooley Godward LLP (see Exhibit 5.1)
24.1	Power of Attorney (contained on signature page)

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PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX